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                   [Letterhead of Goodwin, Procter & Hoar LLP,
                        Exchange Place, Boston, MA 02109]




                                  June 16, 1998



Fisher Scientific International Inc.
Liberty Lane
Hampton, New Hampshire  03842

     Re:  Fisher Scientific International Inc. Registration on Form S-8
          -------------------------------------------------------------

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 10,000,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Fisher Scientific International Inc. (the "Company") which may be issued pursuant to the Fisher Scientific International Inc. 1998 Stock Option and Incentive Plan (the "Plan").

     We have acted as special counsel to the Company in connection with the registration of the Shares under the Act. We have examined the Plan; the Restated Certificate of Incorporation of the Company and the By-laws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we have deemed necessary or appropriate as a basis for the opinions set forth herein; and such certificates of officers of the Company and others and such other records and documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts and the general corporation laws of the State of Delaware.

     Based upon the foregoing, we are of the opinion that upon the issuance and delivery of the Shares in accordance with the terms of the Registration Statement and the Plan, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

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Fisher Scientific International Inc.
June 16, 1998
Page 2


     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state law regulating the offer and sale of securities.

     We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and to the use of our name therein.


                                         Very truly yours,

                                         /s/ Goodwin, Procter & Hoar LLP
                                         Goodwin, Procter & Hoar  LLP